Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces Second Quarter 2020 Financial Results

– Q2 2020 Total Revenue of $71.7 million –

Goleta, California, August 4, 2020 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the three-month period ended June 30, 2020.

Second Quarter 2020 Highlights

•	Total revenue of $71.7 million, down 29.1% from the same period in 2019, primarily due to the impacts of the COVID-19 public health emergency (“PHE”)
•	Net income of $2.6 million and Adjusted EBITDA of $10.0 million (see accompanying table for reconciliation of GAAP and non-GAAP measures)
•	Cash, cash equivalents, and marketable securities were $218.6 million with no debt outstanding as of June 30, 2020

“The COVID-19 PHE had a meaningful impact on our business in the second quarter as we saw lower demand across all sales channels, which we believe was largely due to shelter-in-place orders, lower travel, and fewer new oxygen referrals due to limited physician office visits,” said Inogen’s President and Chief Executive Officer, Scott Wilkinson. “While we cannot predict the full impact of the COVID-19 PHE on our business, we saw increased patient interest in our products sequentially in May and June. In addition, we are seeing good results from our renewed focus on the rental market and its contribution to our growth and margins.”

Second Quarter 2020 Financial Results

Total revenue for the three months ended June 30, 2020 declined 29.1% to $71.7 million from $101.1 million in the same period in 2019.

Domestic business-to-business sales decreased 27.3% to $21.6 million in the second quarter of 2020 from $29.7 million in the comparative period in 2019. This decrease was primarily driven by reduced demand from home medical equipment (“HME”) providers and resellers for portable oxygen concentrators (“POCs”). The Company believes this decreased demand was due to physician offices limiting patient interactions that traditionally have led to new oxygen patient referrals, lower retail sales, HME providers minimizing patient interactions in response to the COVID-19 PHE, which includes replacing existing oxygen patient setups with POCs, and providers focusing on supplying stationary oxygen concentrators with higher flow characteristics to treat COVID-19 patients. The Company believes competitive bidding Round 2021 also impacted HME provider purchases as they wait to see the rates and winners of these three-year contracts. Domestic business-to-business accessory sales were also down significantly in the second quarter of 2020 compared to the same period in the prior year, when the Company typically experiences higher sales due to increased patient travel.

International business-to-business sales declined 38.5% to $13.9 million in the second quarter of 2020 (37.4% decrease on a constant currency basis) versus $22.6 million in the comparative period in 2019. The decrease was primarily driven by the temporary closure of certain European respiratory assessment centers due to the COVID-19 pandemic and continued tender delays in certain European markets. In addition, like in the United States, providers turned their focus to supplying stationary oxygen concentrators with higher flow characteristics in response to the COVID-19 PHE.

Direct-to-consumer sales declined 30.9% to $30.2 million in the second quarter of 2020 versus $43.6 million in the same period in 2019. The Company believes direct-to-consumer sales were negatively impacted in the quarter by the COVID-19 PHE due to the lack of mobility from government mandated shelter-in-place initiatives and economic uncertainty at a time when patients typically experience the greatest benefits of POCs to travel and be active outside of the home.

Rental revenue increased 16.9% to $6.1 million in the second quarter of 2020 versus $5.2 million in the comparative period in 2019, primarily due to higher rental revenue per patient on service and an increase in patients on service. As of June 30, 2020, patients on service increased 7.3% as compared to March 31, 2020, due to the Company’s increased focus on new rental setups.

Total gross margin was 45.7% in the second quarter of 2020 versus 49.7% in the comparative period in 2019. Sales revenue gross margin was 45.0% in the second quarter of 2020 versus 50.7% in the second quarter of 2019. The decrease in sales revenue gross margin was primarily due to increased mix toward domestic business-to-business sales, which have a lower gross margin than our international business-to-business and direct-to-consumer sales, lower mix of accessory sales, and increased overhead costs per unit due to lower sales volumes. In addition, average selling prices were down in the second quarter of 2020 versus the same period in the prior year across all sales channels. Rental revenue gross margin was 53.0% in the second quarter of 2020 versus 30.4% in the second quarter of 2019. The increase in rental revenue gross margin was primarily due to higher Medicare reimbursement rates, lower revenue adjustments and lower servicing and depreciation expense.

Total operating expense decreased to $35.1 million, or 49.0% of revenue, in the second quarter of 2020 versus $38.1 million, or 37.7% of revenue, in the second quarter of 2019, primarily due to a reduction in advertising costs, partially offset by the impacts associated with New Aera intangible amortization and change in fair value of the earnout liability. Research and development expense increased to $3.3 million in the second quarter of 2020 versus $1.5 million in the comparative period in 2019, primarily associated with $1.9 million of New Aera intangible amortization expense incurred in the second quarter of 2020. Sales and marketing expense decreased to $22.1 million in the second quarter of 2020 versus $27.8 million in the comparative period in 2019, primarily due to decreased advertising expenditures of $7.2 million in the second quarter of 2020 as compared to $11.6 million in the second quarter of 2019. General and administrative expense increased to $9.7 million in the second quarter of 2020 versus $8.8 million in the comparative period in 2019, primarily due to increased consulting expense and $0.9 million expense from the change in the fair value of the New Aera earnout liability.

The Company received $6.2 million from the CARES Act Provider Relief Fund, all of which was received and recognized in the second quarter of 2020.  In regards to these funds received, the Company recorded $5.6 million in other income, which was associated with lost revenues from the COVID-19 PHE, and also recorded a $0.6 million benefit in general and administrative expense due to COVID-19 PHE related costs incurred in the quarter.

The Company reported an operating loss for the three months ended June 30, 2020 of $2.4 million compared to operating income of $12.1 million in the comparative period in 2019. Adjusted EBITDA for the three months ended June 30, 2020 declined to $10.0 million, or 14.0% of revenue, down from $16.8 million, or 16.7% of revenue, in the comparative period in 2019.  The reduction in second quarter 2020 Adjusted EBITDA margin compared to the first quarter of 2019 was primarily due to lower gross profit.

In the second quarter of 2020, the Company reported net income of $2.6 million compared to $10.2 million in the second quarter of 2019. Income per diluted common share was $0.12 in the second quarter of 2020 versus $0.45 in the second quarter of 2019.

Cash, cash equivalents, and marketable securities were $218.6 million as of June 30, 2020.  The Company had no debt outstanding as of June 30, 2020.

Conference Call

Individuals interested in listening to the conference call today at 1:30pm PT/4:30pm ET may do so by dialing (877) 841-3961 for domestic callers or (201) 689-8589 for international callers. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/.

A replay of the call will be available beginning August 4, 2020 at 3:30pm PT/6:30pm ET through August 18, 2020. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Access Code: 13672721. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the anticipated impact of the COVID-19 PHE on the Company’s business, including the impact on supply and demand for the Company’s products in its various business channels, the Company’s operating and sales strategy in respect of the COVID-19 PHE, and expectations related to competitive bidding Round 2021. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the risks related to the COVID-19 PHE; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; risks relating to Inogen’s acquisition of New Aera and the integration of New Aera’s business and operations within those of Inogen; risks relating to reimbursement coding of the TAV; the possibility that Inogen will not realize anticipated revenue from the technology acquired from New Aera or that expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and intellectual property risks relating to the acquisition of New Aera, including the risk of intellectual property litigation. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2020, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2020 and June 30, 2019. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Beginning with this quarter, Inogen is no longer providing a Non-GAAP Adjusted Total Revenue Growth metric because the decrease in sales associated with the large national provider referenced within such metric was largely applicable to periods prior to the periods presented herein.  Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Investor Relations Contact:

Matthew Pigeon

mpigeon@inogen.net

Media Contact:

Byron Myers

bmyers@inogen.net

-- Financial Tables Follow –

Consolidated Balance Sheets
(amounts in thousands)

	June 30,	December 31,
	2020	2019
Assets	(unaudited)
Current assets
Cash and cash equivalents	$214,086	$198,037
Marketable securities	4,549	11,057
Accounts receivable, net	28,422	34,325
Inventories, net	36,180	35,664
Income tax receivable	2,984	2,976
Prepaid expenses and other current assets	16,544	10,160
Total current assets	302,765	292,219
Property and equipment, net	21,530	19,438
Goodwill	32,957	32,954
Intangible assets, net	73,253	77,533
Operating lease right-of-use asset	9,454	5,855
Deferred tax asset - noncurrent	13,768	14,452
Other assets	4,394	4,888
Total assets	$458,121	$447,339
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$29,363	$30,730
Accrued payroll	6,405	6,215
Warranty reserve - current	5,769	4,923
Operating lease liability - current	1,823	2,014
Deferred revenue - current	6,266	5,478
Income tax payable	988	821
Total current liabilities	50,614	50,181
Warranty reserve - noncurrent	8,039	7,648
Operating lease liability - noncurrent	8,693	4,702
Earnout liability - noncurrent	26,539	26,559
Deferred revenue - noncurrent	13,035	13,541
Deferred tax liability - noncurrent	87	87
Total liabilities	107,007	102,718
Stockholders' equity
Common stock	22	22
Additional paid-in capital	268,349	263,252
Retained earnings	82,425	81,434
Accumulated other comprehensive income (loss)	318	(87)
Total stockholders' equity	351,114	344,621
Total liabilities and stockholders' equity	$458,121	$447,339

Consolidated Statements of Comprehensive Income
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
Sales revenue	$65,612	$95,863	$148,752	$180,681
Rental revenue	6,079	5,200	11,428	10,584
Total revenue	71,691	101,063	160,180	191,265
Cost of revenue
Cost of sales revenue	36,082	47,230	83,200	89,297
Cost of rental revenue, including depreciation of $1,221 and $1,594 for the three months ended and $2,520 and $3,299 for the six months ended, respectively	2,860	3,618	5,865	7,344
Total cost of revenue	38,942	50,848	89,065	96,641
Gross profit	32,749	50,215	71,115	94,624
Operating expense
Research and development	3,290	1,468	6,895	3,137
Sales and marketing	22,086	27,758	49,249	55,959
General and administrative	9,724	8,844	19,501	18,525
Total operating expense	35,100	38,070	75,645	77,621
Income (loss) from operations	(2,351)	12,145	(4,530)	17,003
Other income (expense)
Interest income	176	1,394	728	2,728
Other income	5,700	145	5,640	25
Total other income, net	5,876	1,539	6,368	2,753
Income before provision for income taxes	3,525	13,684	1,838	19,756
Provision for income taxes	945	3,524	847	4,294
Net income	$2,580	$10,160	$991	$15,462
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	178	106	20	(31)
Change in net unrealized gains (losses) on foreign currency hedging	(417)	(618)	244	(534)
Less: reclassification adjustment for net (gains) losses included in net income	134	282	146	458
Total net change in unrealized gains (losses) on foreign currency hedging	(283)	(336)	390	(76)
Change in net unrealized gains (losses) on marketable securities	1	23	(5)	36
Total other comprehensive income (loss), net of tax	(104)	(207)	405	(71)
Comprehensive income	$2,476	$9,953	$1,396	$15,391

Basic net income per share attributable to common stockholders (1)	$0.12	$0.47	$0.05	$0.71
Diluted net income per share attributable to common stockholders (1)	$0.12	$0.45	$0.04	$0.69
Weighted-average number of shares used in calculating net income per share attributable to common stockholders:
Basic common shares	21,963,472	21,815,634	21,939,919	21,783,150
Diluted common shares	22,221,356	22,359,679	22,229,744	22,459,101

(1)	Reconciliations of net income attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue by region and category
Business-to-business domestic sales	$21,564	$29,653	$49,118	$55,714
Business-to-business international sales	13,874	22,564	33,957	42,367
Direct-to-consumer domestic sales	30,174	43,646	65,677	82,600
Direct-to-consumer domestic rentals	6,079	5,200	11,428	10,584
Total revenue	$71,691	$101,063	$160,180	$191,265
Additional financial measures
Units sold	42,500	56,500	95,900	106,900
Net rental patients as of period-end	26,400	25,900	26,400	25,900

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
Non-GAAP EBITDA and Adjusted EBITDA	2020	2019	2020	2019
Net income	$2,580	$10,160	$991	$15,462
Non-GAAP adjustments:
Interest income	(176)	(1,394)	(728)	(2,728)
Provision for income taxes	945	3,524	847	4,294
Depreciation and amortization	4,480	2,760	8,942	5,554
EBITDA (non-GAAP)	7,829	15,050	10,052	22,582
Stock-based compensation	1,277	1,779	4,061	5,365
Change in fair value of earnout liability	932	—	(20)	—
Adjusted EBITDA (non-GAAP)	$10,038	$16,829	$14,093	$27,947

	Three months ended		Six months ended
Non-GAAP provision for income taxes and	June 30,		June 30,
effective tax rate	2020	2019	2020	2019
Income before provision for income taxes	$3,525	$13,684	$1,838	$19,756
Provision for income taxes	945	3,524	847	4,294
Effective tax rate	26.8%	25.8%	46.1%	21.7%

Provision for income taxes	$945	$3,524	$847	$4,294
Non-GAAP adjustments:
Excess tax benefits (deficiencies) from stock-based compensation	(258)	(186)	(495)	447
Provision for income taxes (non-GAAP)	$687	$3,338	$352	$4,741

Income before provision for income taxes	$3,525	$13,684	$1,838	$19,756
Provision for income taxes (non-GAAP)	687	3,338	352	4,741
Effective tax rate (non-GAAP)	19.5%	24.4%	19.2%	24.0%

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Non-GAAP international constant currency revenue	(using 2019 FX rates)	(using 2018 FX rates)	(using 2019 FX rates)	(using 2018 FX rates)
International revenues (GAAP)	$13,874	$22,564	$33,957	$42,367
Foreign exchange impact	260	1,238	695	2,180
International constant currency revenues (non-GAAP)	$14,134	$23,802	$34,652	$44,547

International revenue growth (GAAP)	-38.5%	8.7%	-19.9%	12.5%
International constant currency revenue growth (non-GAAP)	-37.4%	14.7%	-18.2%	18.3%